EXHIBIT 99.2

                             HOGAN & HARTSON L.L.P.
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109


Stuart G. Stein
Partner
202-637-8575
SGSTEIN@HHLAW.COM

                                January 24, 2002

Ms. Betsy Buttrill White
Senior Vice President
Federal Reserve Bank of New York
33 Liberty Street
New York, New York  10045-0001

           RE: Application of Trustco Bank Corp NY, Glenville, New York, to acquire up to 9.9% of the outstanding common stock of Troy Financial Corporation, Troy, New York

Dear Ms. White:

                  This letter is provided on behalf of Troy Financial Corporation ("Troy") in opposition to the application filed by Trustco Bank Corp NY ("Trustco") under section 3 of the Bank Holding Company Act ("BHC Act") to acquire up to 9.9% of the outstanding common stock of Troy. We are making this filing in accordance with the timelines and instructions set forth at 67 Fed. Reg. 329 (January 3, 2002).

                  Based on the information provided by Trustco to the Federal Reserve Bank of New York ("Reserve Bank") in the application and additional material information not disclosed by Trustco in the application, Troy believes the application is incomplete in significant respects and raises serious issues that require the Federal Reserve System to gather additional information to complete the record and then either deny the application based on its findings or impose significant additional conditions before permitting Trustco to proceed with its proposal. The issues raised include the possible omission from the application of additional necessary parties and their interest in Troy common stock; clarification of the commitments submitted in the application; enforceability of the commitments; and Trustco's managerial resources, including its program to combat money laundering.

                  As you consider this comment letter, Troy wishes to emphasize that it is not for sale. The Troy board of directors unanimously believes that a strategic transaction with Trustco is not in the best interest of Troy and its shareholders, the communities that Troy serves, or its customers and employees. Troy believes its long-term plan for success is the best way to maximize shareholder value. Troy has a record of increasing shareholder value over its first 33 months as a stockholder owned company, and intends to continue that success.

                  Troy further emphasizes that the actions taken by Trustco in this case, when viewed in totality, raise serious questions about whether Trustco is genuinely interested in making a passive investment in Troy. Troy believes that circumstances raise concern that Trustco has pursued this application as a means to destabilize a competitor by creating confusion among customers and investors as to Troy's future as an independent financial institution and inducing a turnover in Troy's shareholders from long-term investors to arbitrageurs. While the Federal Reserve System is unable in all cases to prevent such occurrences, Troy believes it is an abuse of the Federal Reserve System's resources to file an application for these purposes. The Federal Reserve System can discourage this practice by denying Trustco's application.

                  In order to identify and address the issues raised by the application, Troy is providing the following facts concerning Trustco's proposal, which facts were omitted from its application to the Federal Reserve System. Troy believes this background is necessary to properly evaluate the application.

                  On November 9, 2001, Francis H. Trombly, Jr., chairman of the board of Capital Bank and Trust Company, Albany, New York ("Capital Bank"), requested a meeting with Daniel J. Hogarty, Jr., chairman of the board, president, and chief executive officer of Troy. At the meeting, Mr. Trombly, on behalf of Trustco, urged Mr. Hogarty, on the basis of the personal financial gain to Mr. Hogarty from such a transaction, to meet directly with Trustco executive officers to discuss the acquisition of Troy by Trustco.(1)
Mr. Hogarty immediately and - unambiguously rebuffed the approach. Mr. Trombly responded that he expected such a response.

                  Mr. Trombly's participation in the proposal was not haphazard or accidental. Based on his own statements to Mr. Hogarty, Mr. Trombly made the inquiry on behalf of Trustco as part of an extensive and profitable securities business relationship with Trustco. Capital Bank's web page reports that Mr. Trombly is a managing director of Lehman Brothers. Troy notes that earlier during 2001, Lehman Brothers became a market maker in Troy's common stock on the National Association of Securities Dealers Automated Quotations (NASDAQ) System. Of particular note, Troy also understands that Mr. Trombly reported on the





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(1)   Robert Cushing, chief financial officer of Trustco, confirmed in a subsequent telephone call to Mr. Hogarty that Mr. Trombly acted on behalf of Trustco.

Trustco proposal to the Capital Bank board of directors, apparently as a matter of corporate concern to Capital Bank.(2)

                  Trustco continued its pursuit of Troy by sending an unsolicited letter dated November 14, 2001 to all directors of Troy.(3) A copy of the November 14 letter is attached as Appendix A. The November 14 letter sets forth a non-specific and highly conditional proposal to exchange each outstanding share of Troy common stock for an unspecified combination of cash and Trustco common stock to be valued at $28.00 per share.(4) The November 14 letter also states that Trustco would file the appropriate applications for regulatory approval to acquire Troy stock.

                  On November 19, 2001, Robert T. Cushing, vice president and chief financial officer of Trustco, called Mr. Hogarty. During that call, Mr. Cushing stated that Trustco's approach to Troy, including the use of Mr. Trombly's financial enticement of Mr. Hogarty and the home delivery of copies of correspondence directly to Troy directors, was "standard operating procedure" for Trustco for a hostile proposal. Mr. Hogarty responded that the Troy board of directors believed that Troy had a proven business and financial record as an independent company and that the board was committed to a long-term business plan as an independent company as the best way to maximize shareholder value.(5) At the end of the conversation, Mr. Hogarty requested specifically that Trustco withdraw its November 14 letter. On November 26, 2001, Trustco responded that it would not withdraw its November 14 letter.

                  The Troy board of directors considered carefully the Trustco proposal contained in the November 14 letter. After reviewing the proposal and considering the evaluations of its outside advisors, the Troy board of directors unanimously determined that to pursue a strategic transaction with Trustco was not in the best interest of Troy and its shareholders, the communities served by Troy, its customers, or its employees. As directed by the board of directors, on November 30, 2001 Mr. Hogarty called Mr. Cushing to report the board's determination. Mr. Cushing responded that he "would have been shocked" if Troy's answer had been anything other than what Mr. Hogarty reported.




---------------------

(2) It has been reported to a director of Troy that the directors of Capital Bank have been fully informed about the Trustco proposal, including correspondence from Trustco to Troy, as a result of briefings given by Mr. Trombly to the Capital Bank board of directors.

(3) Although the November 14 letter was addressed to Mr. Hogarty, copies were sent directly by Trustco to the other directors (in most cases at their homes).

(4) Among the material terms not addressed in the November 14 letter were the relative proportions of cash and stock, the time and method of valuing Trustco stock, and the tax treatment of the proposed consideration.

(5) This position was unanimously re-confirmed by the Troy board of directors following receipt of the November 14 letter.

                  By letter dated December 6, 2001, Trustco re-affirmed but did not further refine its proposal, extending the deadline for Troy to reconsider its decision. A copy of the December 6 letter is attached as Appendix B.

Omission of Parties and Their Interests in Troy Common Stock
------------------------------------------------------------

                  The involvement of additional parties with Trustco raises issues concerning the accuracy and completeness of the application filed by Trustco, and whether additional parties are required to join in the filing of the application.

                  Lehman Brothers. Mr. Trombly has led Troy to understand that his participation in the Trustco proposal arises from his position at Lehman Brothers and the securities brokerage services provided by Lehman Brothers to Trustco. Mr. Trombly's active and extensive participation raises an issue whether the resources and services of Lehman Brothers also have been used in support of the proposal and should be accounted for in the application. Troy requests the Federal Reserve System to investigate whether any discretionary accounts managed by Lehman Brothers (including, but not limited to, accounts of Mr. Trombly's customers), other accounts for which Lehman Brothers provides investment advice, or investment accounts of Lehman Brothers itself have been used to support the proposed acquisition of Troy. For example, the Federal Reserve System should determine whether, as a result of investment advice provided by Mr. Trombly to Lehman Brothers customers or to Lehman Brothers itself, these accounts have been used to purchase or sell Troy common stock in support of Trustco's application. The Federal Reserve System also should review the record of similar cooperation or coordination, if any, between Trustco and Lehman Brothers in connection with previous applications filed by Trustco under the BHC Act. On the basis of the findings of such a review, Troy requests the Federal Reserve System to determine whether Trustco and Lehman Brothers constitute an "association" for purposes of the definition of "company" under the BHC Act,(6) and whether Lehman Brothers is required to join in this application. Even if the Federal Reserve System were to determine that no such association exists, Troy requests the Federal Reserve System to determine whether Lehman Brothers has used its discretionary accounts, managed accounts, or investment accounts as nominees for Trustco, and whether any shares of Troy common stock owned or controlled through these accounts should be attributed to Trustco. The Federal Reserve System also should determine whether, as a result of the combination of shares of Troy common stock owned or controlled by Lehman Brothers with shares owned or controlled by Trustco, either Trustco or an association that includes Trustco holds 5% or more of outstanding Troy common stock without obtaining the prior approval of the Federal Reserve System.(7)



------------------------
(6)    See 12 U.S.C.ss.1841(b).

(7) Based on Troy's most recent records from its stock transfer agent, Lehman Brothers is a record holder of 478,366 shares, or 4.9%, of outstanding Troy common stock.

                  Capital Bank. Reportedly, Mr. Trombly has informed the board of directors of Capital Bank in detail concerning the efforts of Trustco to acquire Troy, apparently as a matter of corporate concern to Capital Bank. Based on this and Mr. Trombly's own involvement in the proposal, Troy requests the Federal Reserve System to investigate whether Capital Bank has any further involvement in the proposal; whether Trustco and Capital Bank constitute an "association" under the BHC Act and Capital Bank must join in this application; whether Capital Bank owns or controls any shares of Troy common stock in addition to the shares identified by Trustco in the application that should be attributed to the association or that are held as nominee for Trustco and should be attributed to Trustco; and whether, as a result of the combination of shares of Troy common stock owned or controlled by Capital Bank with shares owned or controlled by Trustco, either Trustco or an association that includes Trustco holds 5% or more of outstanding Troy common stock without obtaining the prior approval of the Federal Reserve System.

                  Principals and Other Associated Individuals. On page two of the application, Trustco indicates that it owns 463,951 shares of Troy common stock, including 81,151 shares of Troy common stock held by Trustco "principals" as defined in footnote 1 of Form FRY-3 of the Board of Governors of the Federal Reserve System ("FRB") (8). There is no information in the application to identify who these "principals" are. Troy requests the Federal Reserve System to investigate whether shares of Troy common stock in addition to those identified by Trustco in the application should be attributed to Trustco or an association that includes Trustco, and whether Trustco or such an association holds 5% or more of outstanding Troy common stock without obtaining the prior approval of the Federal Reserve System. As part of this inquiry, the Federal Reserve System should consider whether shares of Troy common stock owned or controlled by Mr. Trombly or by other principals of Lehman Brothers and Capital Bank also should be attributed to Trustco or to an association that includes Trustco.

                  If the Reserve Bank were to determine, based on any of the circumstances described above, that any shares of Troy common stock not reported by Trustco in the application are attributable to Trustco or an association that includes Trustco, Troy requests the Reserve Bank also to investigate whether Trustco or such an association has directed, encouraged, or funded the acquisition of Troy common stock by any other persons, and whether those persons are nominees for Trustco or an association that includes Trustco. In addition, the Federal Reserve System should consider whether such nominees, if any, cause Trustco or an association that includes Trustco to hold 5% or more of outstanding Troy common stock without obtaining the prior approval of the Federal Reserve System.


-----------------------
(8) Although the application states that the total Trustco ownership amounts to 4.6% of outstanding Troy common stock, in fact it amounts to 4.75%, based on total outstanding shares of 9,763,764 at January 4, 2002.

                  Change in Bank Control Act. Alternatively to the foregoing issues raised under the BHC Act, Troy requests the Federal Reserve System to determine whether Trustco, Mr. Trombly, and any other person or persons constitute a "group acting in concert" under the Change in Bank Control Act (12 U.S.C. ss. 1817(j)) with respect to the ownership of shares of Troy common stock, and whether such group owns or controls 10% or more of outstanding Troy common stock. If a group acting in concert for this purpose is identified but has no current filing obligation, Troy requests the Federal Reserve System to monitor closely the shareholding of the group in connection with any additional shares of Troy common stock that Trustco or an association that includes Trustco may acquire in connection with its application.

Clarification of Passivity Commitments

                  Trustco has provided a set of commitments that are consistent with those relied on by the Board in previous cases to support a determination that a company is not in a position to exercise a controlling influence over another bank or company. In this case, however, Trustco has offered to comply with these so-called "passivity commitments" only "upon consummation of the Purchases." The definition of "Purchases" is unclear in the application, and it does not indicate whether the passivity commitments are intended to be effective upon any acquisition of Troy common stock or are not intended to become effective until Trustco's ownership or control of Troy common stock equals or exceeds 9.9% of outstanding Troy common stock. In the first case, Trustco already may have violated the commitments as a result of the acquisition proposal contained in the November 14 letter and the reaffirmation in the December 6 letter. In the second case, Trustco could own or control more than 5% of outstanding Troy common stock but never be subject to any limitation of its ability to attempt to exercise a controlling influence over Troy so long as its ownership or control of Troy common stock remains below 9.9%. The Reserve Bank should obtain clarification that the passivity commitments are effective immediately upon Trustco acquiring ownership or control, directly or indirectly, of 5% or more of outstanding Troy common stock.

Enforceability of Passivity Commitments

                  Troy recognizes that the passivity commitments are not intended to prevent an applicant from making any future acquisitions of the shares of a bank or company with respect to which the commitments are given, so long as any such future acquisitions are consistent with the commitments.(9)





-----------------------------
(9) For example, an applicant that provided passivity commitments in connection with the acquisition of up to 9.9% of the outstanding common stock of a bank might negotiate for the private purchase of additional shares that would increase its ownership above this percentage, so long as it did not actually acquire the shares or a binding right to acquire the shares or prohibit the disposition of the shares before receiving Federal Reserve System approval of the acquisition of the additional shares.

The passivity commitments, however, are entitled to more than lip service, and the facts in this case regarding Trustco's repeated attempts by various efforts to obtain the consent of Troy management to a combination with Trustco requires that the Federal Reserve System be able to monitor Trustco's compliance with the passivity commitments. Troy submits that, in this case, the passivity commitments that have been provided cannot be monitored satisfactorily when standing alone and must be accompanied by additional commitments to ensure that the purpose of the commitments--to prevent one company from exercising or attempting to exercise a controlling influence over the management or policies of another company--will be achieved. Troy requests the Federal Reserve System to deny the application based on the failure of Trustco to observe the passivity commitments, or to obtain additional commitments that would address Trustco's continuing efforts to acquire control of Troy. Troy proposes that the Federal Reserve System obtain the following additional commitments:


o Trustco shall not approach any shareholder of 1% or more of Troy common stock, or make any inquiry, directly or indirectly, by any means concerning the acquisition of Troy common stock by or on behalf of Trustco.

o Trustco shall report to the Federal Reserve System on a monthly basis all discussions or negotiations engaged in and all agreements or understandings entered into by Trustco with any person concerning the acquisition of Troy common stock by or on behalf of Trustco, whether such discussions, negotiations, agreements, or understandings are initiated by Trustco or any other person.

o Trustco shall provide no public or private support, including financial assistance, legal, financial, or business advice, office or clerical resources, or public or private endorsement, to any person engaged in a tender offer, proxy solicitation, or other attempt to exercise a controlling influence over the management or activities of Troy.

o In connection with each regular or special meeting of Troy shareholders and any other occasion on which Troy shareholders are entitled to vote, Trustco shall provide to Troy management an irrevocable proxy directing that all shares of Troy common stock owned or controlled by Trustco are to be voted on all matters in a proportion identical to the vote of all other shareholders.

o In connection with any future application that Trustco may file to acquire more than 9.9% of outstanding Troy common stock, Trustco may not engage in any activity in connection with such a proposal that would violate the passivity commitments provided in this case unless and until such future application is approved by the Federal Reserve System.

Trustco's Managerial Resources

                  In acting on an application under section 3 of the BHC Act, the Federal Reserve System is required to consider the managerial resources of the company or company and the banks concerned. 12 U.S.C. ss. 1842(c)(2). In this case, Troy believes that the actions of Trustco and its agent, Mr. Trombly, raise serious issues concerning the managerial judgment of Trustco. The initial approach made to Mr. Hogarty by Mr. Trombly on behalf of Trustco, subsequently acknowledged directly by Trustco through Mr. Cushing, was an appeal that Mr. Hogarty put the opportunity for personal gain above his responsibility to Troy and its shareholders. This appeal raises serious concern about Trustco's management. In addition, the Federal Reserve System's supervisory emphasis on risk management requires that a banking organization have programs, procedures, and personnel in place that can identify and manage risks and comply with safety and soundness guidelines concerning those risks. Senior banking officials should be reliable, well-trained, and responsive managers, not opportunists looking out for personal gains. Trustco already has demonstrated disregard for an officer's or director's corporate responsibilities. Troy requests that the Federal Reserve System require Trustco to provide a counter-demonstration, and not merely a profession, of its compliance with sound risk management principles.(10)

                  Troy believes that it is appropriate and necessary that the Federal Reserve System demonstrate its capability and resolve to maintain compliance with the laws it administers, including the Bank Holding Company Act and Change in Bank Control Act, and to prevent the manipulation of its applications process and the financial markets by financial institutions that may seek an unfair competitive advantage. Troy requests the Federal Reserve System to conduct a thorough investigation of all the facts in this case, and to deny the application if appropriate, in order that all interested parties, including investors, may be confident in the regulatory process.

                  If you have any questions regarding the foregoing, please call me at (202) 637-8575 or Gordon Miller at (202) 637-5559.



------------------------
10    The ability of Trustco to implement effective compliance programs is even more critical as a result of passage of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act ("USA PATRIOT Act"). Under section 327 of the USA PATRIOT Act, section 3(c) of the BHC Act was amended to require the Federal Reserve System to "take into consideration the effectiveness of the company or companies in combating money laundering activities, including in overseas branches." While this amendment does not apply to applications submitted on or before December 31, 2001, this consideration is relevant to every application considered after this date. Troy requests the Reserve Bank to satisfy itself that Trustco has policies and programs in place and working well to combat money laundering prior to taking any action on the application.

                                                     Sincerely,

                                                     /s/ Stuart G. Stein

                                                     Stuart G. Stein

Enclosures

cc:   Jay B. Bernstein, Bank Supervision Officer
         Banking Application Department
         Federal Reserve Bank of New York

      James E. Beit, Bank Supervision Officer
         Banking Application Department
         Federal Reserve Bank of New York

      Daniel J. Hogarty, Jr., Chairman of the Board
         Troy Financial Corporation

      Elizabeth McCaul, Superintendent of Banks
         New York State Banking Department

      Manuel Kursky, Deputy Superintendent of Banks
         New York State Banking Department

Appendix A
----------
      November 14, 2001 Letter from Trustco Bank Corp NY to Troy Financial Corporation

Appendix B
----------
      December 6, 2001 Letter from Trustco Bank Corp NY to Troy Financial Corporation